Exhibit 10(g)

AMENDMENT NO. 1 TO

FORM OF GAS FEE SERVICES AGREEMENT

BETWEEN

FIGURE CERTIFICATE COMPANY

AND

PROVENANCE BLOCKCHAIN FOUNDATION INC.

This Amendment No. 1 to the Agreement (“Agreement”) is made as of [___], 2025 by and between FIGURE CERTIFICATE COMPANY, a Delaware corporation (the “Company”), and PROVENANCE BLOCKCHAIN FOUNDATION INC., a Delaware corporation (the “Service Provider”). The Company and the Service Provider are sometimes referred to herein, collectively, as the “Parties” or individually, as a “Party”).

WHEREAS, the Company is a face-amount certificate company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Service Provider to pay gas fees on approved blockchains (i.e., the fees paid to the validators of approved blockchains each time a transaction occurs on an approved blockchain) in connection with transactions in certificates (“Certificates”) issued by the Company on the terms set forth herein; and

WHEREAS, the Service Provider is willing to provide such services to the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Service Provider hereby agree as follows:

1.        Appointment of the Service Provider; Acceptance

(a)       The Company hereby appoints the Service Provider, and the Service Provider hereby accepts such appointment, to furnish the services described below in Section 2 for the period and on the terms and conditions set forth in this Agreement.

(b)       The Service Provider agrees during such period to render such services subject to the reimbursement and fees provided for below.

2.        Services

(a)       The Service Provider shall pay all gas fees incurred in connection with Certificate transactions on approved blockchains (as identified in the Company’s then-current prospectus on file with the Securities and Exchange Commission).

(b)        The Service Provider shall pay such gas fees in the relevant blockchain’s native digital asset.

(c)       The Service Provider shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

3.      Reimbursement; Fees

(a)       The Company shall reimburse the Service Provider in U.S. dollars for gas fees paid by the Service Provider in connection with Certificate transactions; reimbursements shall be paid within 30 calendar days’ receipt of each monthly invoice from the Service Provider.

(b)       The Company’s reimbursements to the Service Provider will be calculated based on the market value of the relevant native digital asset at the time gas fees are incurred in connection with Certificate transactions.

(c)       The Company shall pay the Service Provider in U.S. dollars a monthly service fee of [__], to be paid within 30 days after the end of each month.

(d)       The Company shall not reimburse the Service Provider or otherwise pay fees to the Service Provider from assets held as reserves.

4.        Maintenance of Records

The Service Provider agrees to maintain and keep all books, accounts and other records for the Company that relate to activities performed by the Service Provider hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Service Provider agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Service Provider further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Service Provider shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

5.       Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

6.       Limitation of Liability of the Service Provider; Indemnification

The Service Provider shall at all times act in good faith and agree to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but the Service Provider (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Service Provider) shall not be liable to the Company for any action taken or omitted to be taken by the Service Provider in connection with the performance of any of its duties or obligations under this Agreement or otherwise as Service Provider of the Company, and the Company shall indemnify, defend and protect the Service Provider (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Service Provider) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Service Provider’s duties or obligations under this Agreement or otherwise as administrator of the Company. Notwithstanding the preceding sentence of this Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or negligence in the performance of the Service Provider’s duties or by reason of the reckless disregard of the Service Provider’s duties and obligations under this Agreement.

7.     Activities of the Service Provider

The services of the Service Provider to the Company are not to be deemed to be exclusive, and the Service Provider and its affiliates are free to render services to others. It is understood that trustees, officers, employees and stockholders of the Company are or may become interested in the Service Provider and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Service Provider and directors, officers, members, managers, employees, partners and stockholders of the Service Provider and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

8.     Duration and Termination of this Agreement

(a)       This Agreement shall become effective as of the first date above written. Either Party may terminate this Agreement (i) for any reason by giving the other Party at least sixty (60) days’ prior written notice in the case of notice of termination by the Service Provider to the Company or thirty (30) days’ notice in the case of notice from the Company to Service Provider of termination, or (ii) immediately for failure of the other Party to comply with any material term and condition of the Agreement by giving the other Party written notice of termination. The provisions of Section 6 of this Agreement shall remain in full force and effect, and the Service Provider shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Service Provider shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 6 shall continue in force and effect and apply to the Service Provider and its representatives as and to the extent applicable.

(b)       This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that the Agreement may be terminated in accordance with Section 8(a).

(b)       No assignment of this Agreement may be made by any Party without the prior written consent of the other Party.

9.     Notices

Any notice under this Agreement shall be given in writing (including electronically), addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10.     Amendments

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

11.     Entire Agreement; Governing Law

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to conflict of laws principles, and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FIGURE CERTICATE COMPANY

[Signature]

[Title]

[Date]

PROVENANCE BLOCKCHAIN FOUNDATION, INC.

[Signature]

[Title]

[Date]